Exhibit 99.1

PRESS RELEASE

June 4, 2010

Nile Therapeutics Receives Notice Related to Nasdaq Minimum Closing Bid Price Rule

SAN MATEO, CA, June 4, 2010 -- Nile Therapeutics, Inc. (NASDAQ: NLTX), a company focused on the development of novel therapeutics for heart failure patients, today announced that, on June 1, 2010, the Company received a letter from The NASDAQ Stock Market indicating that the minimum closing bid price of its common stock had fallen below $1.00 for 30 consecutive trading days, and therefore, Nile was not in compliance with Marketplace Rule 5550(a)(2). The Company has been provided 180 calendar days, or until November 29, 2010, to regain compliance with the minimum bid price requirement. This notice does not impact the Company's listing on NASDAQ at this time.

Nile can regain compliance with the minimum closing bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of ten consecutive business days during the initial 180-day compliance period.

If Nile does not regain compliance within the initial 180-day period, but otherwise meets the listing standards, NASDAQ will notify the Company that it has an additional 180 days to regain compliance. If Nile is not eligible for an additional compliance period, or does not regain compliance during any additional compliance period, NASDAQ will provide written notice to the Company that its securities are subject to delisting. At such time, Nile may appeal the delisting determination to a NASDAQ Listing Qualifications Panel.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a novel rationally designed natriuretic peptide. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

[Missing Graphic Reference]Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Nile’s ability to regain compliance with Nasdaq’s continued listing standards, or the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, expected patient enrollment, anticipated benefits of CD-NP, Nile’s strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile’s need to raise additional capital to fund its product development programs to completion, Nile’s reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 3, 2010. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.